Exhibit 99.1

Adient plc

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information is based upon the historical financial statements of Adient plc (“Adient” or the “Company”) and reflects adjustments to the Company’s historical financial results as reported under generally accepted accounting principles in the United States (GAAP) in connection with the completion of the “2021 Yanfeng Transaction” as described below. The unaudited pro forma consolidated financial information also includes the impact of “Other Transactions” and “Debt Transactions”, each, as described below, in order to reflect the impact of these previously completed transactions on Adient’s historical financial statements.

2021 Yanfeng Transaction

The 2021 Yanfeng Transaction pursuant to a Master Agreement, dated March 12, 2021 (the “2021 Agreement”) closed on September 30, 2021 (“Closing Date”) and includes the components listed below. The impact of the 2021 Yanfeng Transaction assumes that the transaction occurred on October 1, 2019 for the purposes of the unaudited pro forma consolidated statements of income and assumes the transaction occurred on June 30, 2021 for the purposes of the unaudited pro forma consolidated statement of financial position.

a.

Adient transferred all of the issued and outstanding equity interest in YFAS held by Adient, which represents 49.99% of YFAS’s total issued and outstanding equity interest, to Yanfeng pursuant to the Equity Transfer Agreement, dated as of March 12, 2021, by and between Yanfeng and Adient, for RMB 8,064 million ($1,210 million), of which RMB 3,446 million ($519 million) was paid by Yanfeng to Adient on the Closing Date and RMB 4,618 million ($691 million) is payable by Yanfeng to Adient on or before December 21, 2021 ( the “YFAS Sale”);

b.

YFAS transferred all of the issued and outstanding equity interests in Chongqing Yanfeng Adient Automotive Components Co., Ltd. (“CQYFAS”) and Yanfeng Adient (Langfang) Seating Co., Ltd. (“YFASLF”) held directly or indirectly by YFAS to Adient for a price of RMB 1,754 million ($271 million) (the “YFAS JVs Acquisition”). The YFAS JVs Acquisition was funded, in part, by annual cash dividends from YFAS and KEIPER (50% owned by Adient), paid to shareholders of YFAS and KEIPER;

c.

YFAS transferred all of the issued and outstanding equity interest in Yanfeng Adient Founder Motor Co., Ltd. (“YFM”) held, directly or indirectly, by YFAS, which represented 70% of YFM’s total issued and outstanding equity interest, to KEIPER for RMB 71 million ($11 million) (the “YFM Sale”);

d.

YFAS transferred all of the issued and outstanding equity interest in Nantong Yanfeng Adient Seating Trim Co., Ltd. (“YFAT”) held, directly or indirectly, by YFAS, which represented 75% of YFAT’s total issued and outstanding equity interest, to KEIPER for RMB 113 million ($17 million) (the “YFAT Sale”);

e.

Adient granted to Yanfeng a license of certain Adient seating intellectual property (excluding mechanisms) for use on a non-exclusive and perpetual basis for a payment of RMB 385 million ($59 million), and Yanfeng/YFAS granted to Adient a royalty-free, non-exclusive and perpetual intellectual property license of certain Yanfeng/YFAS seating intellectual property (excluding mechanisms); and

f.

YFAS declared and distributed dividends in the amounts and at the times as set forth in the 2021 Agreement to its shareholders (proportionately to their ownership interest, namely 50.01% to Yanfeng and 49.99% to Adient) of approximately RMB 4,168 million ($640 million) in the aggregate. YFAS paid a dividend of RMB 2,809 million ($436 million) in the aggregate during the third quarter of fiscal 2021, and RMB 1,359 million ($204 million) was distributed shortly prior to the Closing Date.

In conjunction with the 2021 Yanfeng Transaction, Adient has entered into an agreement with Chongqing Boxun Industrial Co., Ltd. (“Boxun”). Pursuant to such agreement, upon consummation of the YFAS JVs Acquisition, Adient has provided Boxun with the right to sell and, if exercised, Adient has agreed to purchase, all of the issued and outstanding equity interest in CQYFAS held by Boxun, which represents 25% of CQYFAS’s total issued and outstanding equity interest (the “Boxun Equity Purchase”) for RMB 825 million ($128 million). If Adient buys Boxun’s 25% interest of CQYFAS, then, Adient will own 100% of CQYFAS. For purposes of the unaudited pro forma consolidated financial information it is assumed that Boxun has not exercised its right to sell its interest to Adient, and Boxun’s 25% interest in CQYFAS has been reflected as redeemable noncontrolling interest on the pro forma consolidated statement of financial position as of June 30, 2021. Accordingly income attributable to noncontrolling interests has been reflected in the pro forma consolidated statements of income (loss) for the fiscal year ended September 30, 2020 and the nine months ended June 30, 2021.

In addition, in conjunction with the 2021 Yanfeng Transaction, Adient has entered into agreements, whereby, Adient would: (i) transfer all of the issued and outstanding equity interest in YFAT held, directly or indirectly, by Adient, which represents 25% of YFAT’s total issued and outstanding equity interest, to KEIPER for RMB 38 million ($6 million) (the “Adient YFAT Sale” and together with the YFAT Sale, the “YFAT Sales”); (ii) transfer all of the issued and outstanding equity interest in Guangzhou Dongfeng Adient Seating Co., Ltd. (“GZDFAS”) held by Adient, which represents 25% of GZDFAS’s total issued and outstanding equity interest, to YFAS for RMB 371 million ($56 million) (the “GZDFAS Sale”); and (iii) transfer all of the issued and outstanding equity interest in Hefei Adient Yunhe Automotive Seating Co., Ltd. (“YHAS”) held by Adient, which represents 10% of YHAS’s total issued and outstanding equity interest, to YFAS for RMB 13 million ($2 million) (the “YHAS Sale,” together with the Adient YFAT Sale and GZDFAS Sale, each an “Additional Equity Sale” and collectively, the “Additional Equity Sales”).

Other Transactions

The unaudited pro forma consolidated financial information reflects the impact of previously completed transactions prior to June 30, 2021 related to Adient’s divestitures of the RECARO and fabrics businesses, deconsolidation of Adient Aerospace, sale of Adient’s 30% YFAI equity method investment, and sale of Adient’s 50% SJA equity method investment (collectively, the “Other Transactions”). Adjustments for these transactions have been included in the unaudited pro forma consolidated financial information in order to remove the recurring impact of the transactions and results of operations of the businesses from Adient’s historical financial information. It is assumed that the remaining balance of the proceeds of approximately $40 million related to the sale of Adient’s interest in YFAI has been collected at June 30, 2021 for the purposes of the unaudited pro forma consolidated statement of financial position. As part of the 2021 Yanfeng Transaction, it was agreed that this payment would be accelerated compared to the original sale of YFAI terms. The impact of the Other Transactions assumes that the Other Transactions occurred on October 1, 2019 for the purposes of the unaudited pro forma consolidated statements of income. All non-recurring gains/losses/impairments associated with the above transactions have not been adjusted in these unaudited pro forma consolidated statements of income (loss). For more information for these Other Transactions, refer to Note 3, “Acquisitions and Divestitures,” of the notes to the consolidated financial statements as included in Adient’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 5, 2021.

Debt Transactions

The unaudited pro forma consolidated financial information reflects the impact of reduced levels of Adient’s net financing charges resulting from previously completed debt transactions, as part of Adient’s deleveraging strategy. In particular, adjustments related to the repayment of the $800 million 7.00% Note during the second and third quarters of fiscal 2021, and a repayment of $103 million of the 4.875% Notes during the fourth quarter of fiscal 2020, offset by $214 million incremental increase in LIBOR + 3.50% Term Loan B balance during the third quarter of fiscal 2021, have been included in the unaudited pro forma consolidated financial information. The impact of the repayment of the 7.00% and 4.875% Notes, and the incremental increase of the Term Loan B assumes that such transactions occurred on October 1, 2019 for the purposes of the unaudited pro forma consolidated statements of income.

The unaudited pro forma consolidated statement of financial position as of June 30, 2021 gives effect to the transactions contemplated by the 2021 Yanfeng Transaction, the Other Transactions, and the Debt Transactions as if these transactions were completed on June 30, 2021. The unaudited pro forma consolidated statements of income (loss) for the nine months ended June 30, 2021 and the fiscal year ended September 30, 2020 give effect to the 2021 Yanfeng Transaction, the Other Transactions, and the Debt Transactions as if these transactions were completed on October 1, 2019. The unaudited pro forma consolidated financial information and the accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2020, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 5, 2021.

The USD figures related to the cash receipts from the YFAS Sale and the Additional Equity Sales are converted from RMB to USD at a rate of 6.66 RMB to each USD, reflecting the derivative contract rate used to hedge the net proceeds from such disposition transactions. The USD figure related to the Boxun Equity Purchase is converted from RMB to USD at a current exchange rate, as of September 28, 2021, of 6.46 RMB to each USD. The USD figures related to the other components of the 2021 Yanfeng Transaction are converted from RMB to USD at a rate, as of June 30, 2021, of 6.46 RMB to each USD.

The unaudited pro forma consolidated financial information included herein is being provided for informational purposes only and is not necessarily indicative of the results of operations or financial position that would have resulted if the 2021 Yanfeng Transaction, the Other Transactions and the Debt Transactions had actually been effective on the date indicated and is not intended to project the Company’s results of operations or financial position for any future period. The pro forma adjustments are based on currently available information and certain estimates and assumptions reflecting events directly attributable to the 2021 Yanfeng Transaction, the Other Transactions and the Debt Transactions. Therefore, actual adjustments may differ from the pro forma adjustments. However, management believes the pro forma assumptions provide a reasonable basis for presenting significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial information. The pro forma adjustments are described in the notes and the unaudited pro forma consolidated financial information should be read in conjunction with their related notes.

Adient plc

Pro Forma Consolidated Statement of Income (Loss)

(Unaudited)

		For the Year Ended September 30, 2020
Footnote reference			2021 Yanfeng Transaction Pro Forma Adjustments				Pro Forma Adjustments
			A	B	C		D	E
	(in millions, except per share data)	Historical Adient	YFAS Sale	Acquisitions	Other Dispositions/ Transactions	Pro Forma Subtotal	Other Transactions	Debt Transactions	Pro Forma Adient
1	Net sales	$12,670	$—	$580	$—	$13,250	$(133)	$—	$13,117
2	Cost of sales	12,078	—	488	—	12,566	(106)	—	12,460

	Gross profit	592	—	92	—	684	(27)	—	657
3	Selling, general and administrative expenses	558	—	35	(1)	592	(26)	—	566
4	Loss on business divestitures — net	13	—	—	—	13	—	—	13
5	Restructuring and impairment costs	238	—	—	—	238	(7)	—	231
6	Equity income (loss)	22	(128)	—	(14)	(120)	(27)	—	(147)

	Earnings (loss) before interest and income taxes	(195)	(128)	57	(13)	(279)	(21)	—	(300)
7	Net financing charges	220	—	3	—	223	1	(54)	170
	Other pension expense (income)	14	—	—	—	14	—	—	14

	Income (loss) before income taxes	(429)	(128)	54	(13)	(516)	(22)	54	(484)
8	Income tax provision (benefit)	57	(6)	14	(1)	64	14	—	78

	Net income (loss)	(486)	(122)	40	(12)	(580)	(36)	54	(562)
9	Income attributable to noncontrolling interests	61	—	11	—	72	—	—	72

	Net income (loss) attributable to Adient	$(547)	$(122)	$29	$(12)	$(652)	$(36)	$54	$(634)

	Basic earnings (loss) per share	$(5.83)				$(6.95)			$(6.76)
	Diluted earnings (loss) per share	$(5.83)				$(6.95)			$(6.76)
	Basic weighted average shares	93.8				93.8			93.8
	Diluted weighted average shares	93.8				93.8			93.8

See accompanying notes to the pro forma consolidated financial information

Adient plc

Pro Forma Consolidated Statement of Income (Loss)

(Unaudited)

		For the Nine Months Ended June 30, 2021
Footnote reference			2021 Yanfeng Transaction Pro Forma Adjustments				Pro Forma Adjustments
			A	B	C		D	E
	(in millions, except per share data)	Historical Adient	YFAS Sale	Acquisitions	Other Dispositions/ Transactions	Pro Forma Subtotal	Other Transactions	Debt Transactions	Pro Forma Adient
10	Net sales	$10,909	$—	$656	$—	$11,565	$—	$—	$11,565
11	Cost of sales	10,120	—	554	—	10,674	—	—	10,674

	Gross profit	789	—	102	—	891	—	—	891
12	Selling, general and administrative expenses	433	(4)	45	(1)	473	—	—	473
	Loss on business divestitures - net	—	—	—	—	—	—	—	—
	Restructuring and impairment costs	20	—	—	—	20	—	—	20
13	Equity income (loss)	220	(82)	—	(16)	122	(8)	—	114

	Earnings (loss) before interest and income taxes	556	(78)	57	(15)	520	(8)	—	512
14	Net financing charges	256	—	1	—	257	(18)	(83)	156
	Other pension expense (income)	(8)	—	—	—	(8)	—	—	(8)

	Income (loss) before income taxes	308	(78)	56	(15)	271	10	83	364
15	Income tax provision (benefit)	90	7	17	(1)	113	(5)	—	108

	Net income (loss)	218	(85)	39	(14)	158	15	83	256
16	Income attributable to noncontrolling interests	70	—	13	—	83	—	—	83

	Net income (loss) attributable to Adient	$148	$(85)	$26	$(14)	$75	$15	$83	$173

	Basic earnings (loss) per share	$1.57				$0.80			$1.84
	Diluted earnings (loss) per share	$1.55				$0.78			$1.81
	Basic weighted average shares	94.1				94.1			94.1
	Diluted weighted average shares	95.6				95.6			95.6

See accompanying notes to the pro forma consolidated financial information

Adient plc

Pro Forma Consolidated Statement of Financial Position

(Unaudited)

		As of June 30, 2021
Footnote reference			2021 Yanfeng Transaction Pro Forma Adjustments				Pro Forma Adjustments
			A	B	C		D	E
	(in millions)	Historical Adient	YFAS Sale	Acquisitions	Other Dispositions/ Transactions	Pro Forma Subtotal	Other Transactions	Debt Transactions	Pro Forma Adient
	Assets
17	Cash and cash equivalents	$1,000	$1,196	$31	$124	$2,351	$40	$—	$2,391
18	Accounts receivable — net	1,451	—	216	—	1,667	—	—	1,667
19	Inventories	850	—	39	—	889	—	—	889
	Assets held for sale	55	—	—	—	55	—	—	55
20	Other current assets	758	—	(149)	—	609	(40)	—	569

	Current assets	4,114	1,196	137	124	5,571	—	—	5,571
						—
21	Property, plant and equipment — net	1,549	—	93	—	1,642	—	—	1,642
22	Goodwill	2,069	—	208	—	2,277	—	—	2,277
23	Other intangible assets — net	428	(88)	143	(10)	473	—	—	473
24	Investments in partially-owned affiliates	616	(231)	—	(47)	338	—	—	338
	Assets held for sale	24	—	—	—	24	—	—	24
25	Other noncurrent assets	1,004	—	17	—	1,021	—	—	1,021

	Total assets	$9,804	$877	$598	$67	$11,346	$—	$—	$11,346

	Liabilities and Shareholders’ Equity
26	Short-term debt	$215	$—	$16	$—	$231	$—	$—	$231
27	Accounts payable and accrued expenses	2,494	—	286	—	2,780	—	—	2,780
	Liabilities held for sale	60	—	—	—	60	—	—	60
28	Other current liabilities	862	(4)	15	—	873	—	—	873

	Current liabilities	3,631	(4)	317	—	3,944	—	—	3,944
						—
29	Long-term debt	3,542	—	1	—	3,543	—	—	3,543
30	Other noncurrent liabilities	776	(5)	59	(2)	828	(2)	—	826
31	Redeemable noncontrolling interests	48	—	153	—	201	—	—	201
	Shareholders’ equity attributable to Adient	1,467	886	68	69	2,490	2	—	2,492
	Noncontrolling interests	340	—	—	—	340	—	—	340

	Total liabilities and shareholders’ equity	$9,804	$877	$598	$67	$11,346	$—	$—	$11,346

See accompanying notes to the pro forma consolidated financial information

Adient plc

Notes to Pro Forma Consolidated Financial Information

1.	Pro Forma Adjustments

The unaudited pro forma financial information, which was prepared in accordance with Article 11, as amended, of Regulation S-X, should be read in conjunction with Adient’s historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as well as Adient’s Form 10-Q for the quarter ended June 30, 2021. The historical Adient financial information is directly derived from these Form 10-K and Form 10-Q filings.

The unaudited pro forma consolidated statements of income (loss) for the fiscal year ended September 30, 2020 and for the nine months ended June 30, 2021 and the unaudited pro forma consolidated statement of financial position as of June 30, 2021, include the following adjustments giving effect to the 2021 Yanfeng Transaction that closed on September 30, 2021 along with Other Transactions and Debt Transactions, as previously defined. The unaudited pro forma consolidated statement of financial position as of June 30, 2021 gives effect to the transactions contemplated by the 2021 Yanfeng Transaction, the Other Transactions, and the Debt Transactions as if these transactions were completed on June 30, 2021. The unaudited pro forma consolidated statements of income (loss) for the nine months ended June 30, 2021 and the fiscal year ended September 30, 2020 give effect to the 2021 Yanfeng Transaction, the Other Transactions, and the Debt Transactions as if these transactions were completed on October 1, 2019.

The adjustments related to the 2021 Yanfeng Transaction involving cash receipts related to the YFAS Sale and the disposition transactions described in item 2) in Other Dispositions/Transactions, as more fully described below, are converted from RMB to USD at a rate of 6.66 RMB to each USD, reflecting the derivative contract rate used to hedge the net proceeds from such disposition transactions. Adjustments to the pro forma consolidated statements of income (loss) for the twelve months ended September 30, 2020 and nine months ended June 30, 2021 are converted from RMB to USD at the historical average rates of 7.01 RMB to each USD and 6.52 RMB to each USD, for the respective time periods, as applicable. Adjustments to the pro forma consolidated statement of financial position as of June 30, 2021 are converted from RMB to USD at the June 30, 2021 rate of 6.46 RMB to each USD, as applicable. The redeemable noncontrolling interest has been reflected using a current exchange rate, as of September 28, 2021, of 6.46 RMB to each USD.

The unaudited pro forma financial information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated statement of financial position or results of operations in future periods or the results that actually would have been achieved.

The pro forma adjustments are categorized as follows:

A. YFAS Sale	Adjustments reflect the sale of Adient’s interest (49.99%) in YFAS, which includes the receipt of net of withholding tax cash proceeds and the removal of equity income and the equity method investment as part of the 2021 Yanfeng Transaction.

B. Acquisitions	Adjustments primarily reflect Adient’s acquisitions of CQYFAS (50%) and YFASLF (100%), which are accounted for as business combinations under ASC 805, and which were part of the 2021 Yanfeng Transaction. This includes a cash payment to Yanfeng and the consolidation of CQYFAS and YFASLF. The financial information of CQYFAS and YFASLF is unaudited, and was obtained from Yanfeng. The YFM and YFAT acquisitions by KEIPER are immaterial to Adient for purposes of the unaudited pro forma consolidated financial information.

C. Other Dispositions/ Transactions	Adjustments primarily reflect: 1) the removal of Adient’s equity income and equity method investment in CQYFAS (25%) as a result of the acquisition of a controlling interest in CQYFAS, and 2) the sale of Adient’s interest in GZDFAS (25%), YFAT (25%) and YHAS (10%), including the receipt of net of withholding tax cash proceeds and the removal of equity income and equity method investments as part of the 2021 Yanfeng Transaction.

Adient plc

Notes to Pro Forma Consolidated Financial Information

D. Other Transactions	Adjustments primarily reflect Adient’s divestitures of the RECARO and fabrics businesses, deconsolidation of Adient Aerospace, sale of Adient’s 30% YFAI equity method investment, the payment of the remaining balance of proceeds (approximately $40 million) from the sale of Adient’s interest in YFAI, and sale of Adient’s 50% SJA equity method investment as if all such transactions were completed on October 1, 2019 for purposes of the unaudited pro forma consolidated statements of income. It is assumed that the remaining balance of proceeds (approximately $40 million) from the sale of Adient’s interest in YFAI was collected on June 30, 2021 for the purposes of the unaudited pro forma consolidated statement of financial position. All non-recurring gains/losses/impairments associated with the above transactions have not been adjusted in these unaudited pro forma consolidated statements of income (loss).

E. Debt Transactions	Adjustments reflect the impact to Adient’s net financing charges as a result of the repayment of the $800 million 7.00% Note during the second and third quarters of fiscal 2021, and a repayment of $103 million of the 4.875% Notes during the fourth quarter of fiscal 2020, offset by the impact of the $214 million incremental increase in the LIBOR + 3.50% Term Loan B balance during the third quarter of fiscal 2021. The impact of the repayment of the 7.00% and 4.875% Notes, and the incremental increase of the Term Loan B assumes that such transactions occurred on October 1, 2019 for the purposes of the unaudited pro forma consolidated statements of income.

Pro forma consolidated statement of income (loss) for the year ended September 30, 2020

A6	Reflects the removal of equity income of YFAS for the twelve months ended September 30, 2020.

A8	Reflects the removal of discrete income tax expense of Adient related to deferred tax liabilities on unremitted earnings of YFAS.

B1	Reflects consolidations of CQYFAS and YFASLF’s net sales for the twelve months ended September 30, 2020.

B2	Reflects consolidations of CQYFAS and YFASLF’s cost of sales for the twelve months ended September 30, 2020.

B3	Reflects consolidations of CQYFAS and YFASLF’s selling, general and administrative expense for the twelve months ended September 30, 2020.

B7	Reflects consolidations of CQYFAS and YFASLF’s net financing charges for the twelve months ended September 30, 2020.

B8	Reflects consolidations of CQYFAS and YFASLF’s income tax provision for the twelve months ended September 30, 2020.

B9	Reflects income attributable to noncontrolling interest associated with Boxun’s 25% interest in CQYFAS for the twelve months ended September 30, 2020.

C3	Reflects a reversal of amortization expense related to Adient’s net customer relationship intangible asset attributed to YFAS’s operations. Refer to the pro forma adjustment C23 for more information.

C6	Reflects the removal of equity income of CQYFAS, GZDFAS, YFAT and YHAS for the twelve months ended September 30, 2020.

C8	Reflects the addition of income tax expense/benefit related to Other Dispositions/Transactions.

D1	Reflects reductions in net sales resulting from the divestitures of the RECARO business in December 2019 and the fabrics business in September 2020.

D2	Reflects reductions in cost of sales resulting from the divestitures of the RECARO business in December 2019 and the fabrics business in September 2020.

D3	Reflects reductions in selling, general and administrative expense resulting from the deconsolidation of Adient Aerospace in October 2019, the divestitures of the RECARO business in December 2019 and the fabrics business in September 2020.

Adient plc

Notes to Pro Forma Consolidated Financial Information

D4	Adient recorded a loss of $21 million on sale of RECARO and a loss of $4 million on deconsolidation of Aerospace, partially offset by a $12 million gain on completion of the 2020 Yanfeng Transaction, all of which has not been adjusted for purposes of these unaudited pro forma consolidated financial information.

D5	Reflects the removal of restructuring costs resulting from the divestitures of the RECARO business in December 2019 and the fabrics business in September 2020.

D6	Reflects the removal of YFAI’s equity income for the three months ended December 31, 2019 ($13 million), as well as the removal of equity income from SJA ($11 million) and JVs belonging to the fabrics business ($3 million) for the twelve months ended September 30, 2020. An impairment loss of $231 million was recorded on Adient’s 30% interest in YFAI during fiscal 2020, which has not been adjusted for purposes of these unaudited pro forma consolidated financial information.

D7	Reflects the reversal of interest accretion recognized on the $60 million deferred YFAI sale proceeds.

D8	Reflects primarily the removal of income tax benefits related to the write-off of deferred tax liabilities associated with the sale of Adient’s interest in YFAI.

E7	Reflects reductions in interest expense based on the pay-downs in long-term debt.

Pro forma consolidated statement of income (loss) for the nine months ended June 30, 2021

A12	Reflects a reversal of amortization expense recorded for the $92 million intangible asset which was established upon the extension of the YFAS JV contract in August 2020.

A13	Reflects the removal of equity income of YFAS for the nine months ended June 30, 2021.

A15	Reflects the removal of income tax expense and benefit related to deferred tax liabilities on unremitted earnings of YFAS.

B10	Reflects consolidations of CQYFAS and YFASLF’s net sales for the nine months ended June 30, 2021.

B11	Reflects consolidations of CQYFAS and YFASLF’s cost of sales for the nine months ended June 30, 2021.

B12	Reflects consolidations of CQYFAS and YFASLF’s selling, general and administrative expense for the nine months ended June 30, 2021.

B14	Reflects consolidations of CQYFAS and YFASLF’s net financing charges for the nine months ended June 30, 2021.

B15	Reflects consolidations of CQYFAS and YFASLF’s income tax provision for the nine months ended June 30, 2021.

B16	Reflects income attributable to noncontrolling interest associated with Boxun’s 25% interest in CQYFAS for the nine months ended June 30, 2021.

C12	Reflects a reversal of amortization expense related to Adient’s net customer relationship intangible asset attributed to YFAS’s operations. Refer to the pro forma adjustment C23 for more information.

C13	Reflects the removal of equity income of CQYFAS, GZDFAS, YFAT and YHAS for the nine months ended June 30, 2021.

C15	Reflects the removal of income tax provisions/benefits related to the Other Dispositions/Transactions.

D13	Reflects the removal of equity income of SJA for the six months ended March 31, 2021. Adient recorded a gain of $33 million upon sale of its 50% interest in SJA in March 2021, which has not been adjusted for purposes of these unaudited pro forma consolidated financial information.

D14	Reflects the reversal of $6 million interest accretion recognized on the $60 million deferred YFAI sale proceeds, offset by $24 million of loss recognized on the derivative contracts entered to hedge the proceeds from the transaction.

D15	Reflects the reversal of withholding tax expense recorded upon sale of Adient’s equity interest in SJA.

Adient plc

Notes to Pro Forma Consolidated Financial Information

E14	Reflects reductions in interest expense based on the pay downs in long-term debt.

Pro forma consolidated statement of financial position as of June 30, 2021

A17	Reflects net of withholding tax proceeds received by Adient on the Closing Date as a result of the dispositions of Adient’s 49.99% interest in YFAS. Also reflects $97 million of dividends, net of withholding tax, distributed shortly prior to the closing by YFAS to Adient.

A23	Reflects the reversal of the net $88 million intangible asset related to the extension of the YFAS JV contract. The $92 million balance was initially established in August 2020, and Adient has recorded $4 million of amortization expense for the nine months ended June 30, 2021. See the pro forma adjustment A12 for more information.

A24	Reflects the removal of Adient’s equity method investments in YFAS (49.99%).

A28 & A30	Reflects the removal of deferred income tax accounts related to YFAS.

B17	Reflects consolidations of CQYFAS and YFASLF’s cash balances.

B18	Reflects consolidations of CQYFAS and YFASLF’s accounts receivable balances.

B19	Reflects consolidations of CQYFAS and YFASLF’s inventories balances.

B20	Reflects consolidations of CQYFAS and YFASLF’s other current assets balances. Also reflects the removal of a $271 million deposit with an escrow agent resulting from the bidding process during the third quarter of fiscal 2021 to acquire the 50% interest in CQYFAS ($258 million) and 100% interest in YFASLF ($13 million).

B21	Reflects consolidations of CQYFAS and YFASLF’s properties, plant and equipment (net) balances.

B22	Reflects the net residual purchase price adjustments as a result of acquisitions and consolidations of CQYFAS and YFASLF. The actual residual purchase price adjustments may be different than the amount presented herein.

B23	Reflects the recognition of preliminary identifiable intangible assets as a result of the acquisitions of CQYFAS and YFASLF.

B25	Reflects consolidations of CQYFAS and YFASLF’s other noncurrent assets balances.

B26	Reflects consolidations of CQYFAS and YFASLF’s short-term debt balances.

B27	Reflects consolidations of CQYFAS and YFASLF’s accounts payable and accrued expenses balances.

B28	Reflects consolidations of CQYFAS and YFASLF’s other current liabilities balances.

B29 & B30	Reflects consolidations of CQYFAS and YFASLF’s debt and other noncurrent liabilities balances.

B31	Reflects the value of Boxun’s right to sell to Adient all of the issued and outstanding equity interest in CQYFAS held by Boxun, which represents 25% of CQYFAS’s total issued and outstanding equity interest for approximately RMB 825 million ($128 million), along with other related payments for future services.

C17	Reflects net of withholding tax proceeds received by Adient on the Closing Date as a result of the dispositions of Adient’s 25% interest in GZDFAS ($50 million), 25% interest in YFAT ($5 million), and 10% interest in YHAS ($2 million). Also reflects $52 million of net of withholding tax proceeds related to licensing of intellectual property to Yanfeng, and $15 million of other proceeds.

C23	Reflects the removal of $10 million of Adient’s net customer relationship intangible asset attributed to YFAS’s operations.

C24	Reflects the removal of Adient’s equity method investments in CQYFAS, GZDFAS, YFAT and YHAS.

C30	Reflects the removal of deferred income tax accounts related to Other Dispositions/Transactions.

D17 & D20	Reflects the collection of deferred proceeds from the sale of Adient’s 30% interest in YFAI.

Adient plc

Notes to Pro Forma Consolidated Financial Information

D30	Reflects the removal of deferred income tax accounts related to Other Transactions.